Exhibit 10.17

EXCLUSIVE LICENSE AGREEMENT

BCM BLG # 05-078 Entitled: Use of NA+ Phenylbutyrate to lower BCAA and BCKA in MSUD

This Exclusive License Agreement (hereinafter called “Agreement”), to be effective as of the 4th day of April, 2014 (hereinafter called “Agreement Date”), is by and between Baylor College of Medicine (hereinafter called “BCM”), a Texas nonprofit corporation having its principal place of business at One Baylor Plaza, Houston, Texas 77030, and Acer Therapeutics Inc., a corporation organized under the laws of Delaware and having a principal place of business at 222 Third St., Suite 2240, Cambridge, MA 02142, and its Affiliates (hereinafter, collectively referred to as “LICENSEE”).

WITNESSETH:

WHEREAS, BCM’s mission is to advance human health through the integration of education, research, patient care and community service; and

WHEREAS, BCM is the owner of the Subject Technology and Patent Rights as defined below; and

WHEREAS, BCM and LICENSEE have entered into an Option Agreement dated June 19, 2012 and LICENSEE wishes to exercise such Option; and

WHEREAS, BCM is willing to grant a royalty bearing, worldwide, exclusive license to the Subject Technology and Patent Rights to LICENSEE on the terms set forth herein; and

WHEREAS, LICENSEE desires to obtain said exclusive license under the Subject Technology and Patent Rights.

NOW, THEREFORE, for and in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto expressly agree as follows:

1. DEFINITIONS AS USED HEREIN

1.1 The term “Affiliates” shall mean with respect to an entity, any corporation, partnership, joint venture or other entity which such party, directly or indirectly, owns or controls, is controlled by, or is under common control with. For purposes of this definition, “control” of another entity means (a) ownership of at least fifty percent (50%) of the other entity’s common stock or other ownership or voting interest or (b) possession, directly or indirectly, of the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other entity.

1.2 The term “Confidential Information” shall mean any proprietary and secret ideas, proprietary technical information, know-how and proprietary commercial information or other similar proprietary information that are owned by BCM and disclosed to LICENSEE, except that the term “Confidential Information” does not include information that (i) was at the time of disclosure in the public domain; (ii) has come into the public domain after disclosure through no fault of LICENSEE; (iii) was known to LICENSEE prior to disclosure thereof by BCM; (iv) was lawfully disclosed to LICENSEE by a third

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party which was not under an obligation of confidence to BCM with respect thereto; (v) LICENSEE was compelled to disclose by law or legal process; or (vi) was approved for public release by prior written permission of BCM.

1.3 The term “Developers” shall mean Dr. Brendan Lee, an employee and investigator of the Howard Hughes Medical Institute, a Delaware non-profit corporation (hereinafter called “HHMI”) and a faculty member in the Department of Molecular and Human Genetics at BCM.

1.4 The term “Field” shall mean all fields.

1.5 The term “Legal Costs” shall mean all legal fees and expenses, filing or maintenance fees, assessments and all other costs and expenses with respect to prosecuting, obtaining and maintaining patent protection on the Patent Rights in the United States and foreign countries.

1.6 The term “Licensed Product(s)” shall mean any product, process or service that (a) incorporates, utilizes or is made with the use of the Subject Technology and/or (b) the making, using or selling of which falls within the scope of a Valid Claim of the Patent Rights in the country in which the Licensed Product is made, used or sold.

1.7 The term “Net Sales” shall mean the gross amount of monies or cash equivalent or other consideration which is billed, invoiced or received (whichever occurs first) for sales, leases or other modes of transfer of Licensed Products by LICENSEE or Sublicensee(s) to a non-Affiliated third party end user customer (subject to the last paragraph of this Section 1.7) less;

(i) customary trade, quantity or cash discounts and rebates to the extent actually allowed and taken;

(ii) amounts repaid or credited to customers by reason of rejections or returns made of previously sold Licensed Products based on product defect;

(iii) to the extent separately stated on purchase orders, invoices or other documents of sale, taxes and/or other governmental charges (except filing fees) which are actually paid by or on behalf of LICENSEE or Sublicensees for the production, sale, transportation, delivery or use of a Licensed Product; and

(iv) reasonable charges for delivery or transportation of Licensed Products to customers through the use of third party delivery or transportation services, if separately stated and not charged to or reimbursed by the customer.

The term “Net Sales” in the case of non-cash sales, shall mean the fair market value of all equivalent or other consideration received by LICENSEE or Sublicensees for the sale, lease or transfer of Licensed Products to third party end user customers (subject to the last paragraph of this Section 1.7).

For clarity, if LICENSEE sells or transfers Licensed Products to a Sublicensee, Net Sales are to be calculated on that party’s sale to a third party NOT on LICENSEE’s sale or transfer price to that party.

For Clarity, if LICENSEE or Sublicensee sells or transfers Licensed Products to a third party for example, a wholesaler, specialty pharmacy, distributor or reseller, that will conduct a further sale or transfer to a third party end user customer or other third party reseller; then Net Sales are to be calculated on the list price of LICENSEE or Sublicensee as applicable. If no list price is determined then the Parties shall agree in writing to an appropriate list price.

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1.8 The term “Party” shall mean either LICENSEE or BCM, and “Parties” shall mean LICENSEE and BCM.

1.9 The term “Patent Rights” shall mean United States Provisional Patent Serial No. 61/228,485, entitled “Methods of Modulation of Branched Chain Acids and Uses Thereof,” filed July 24, 2009 and converted PCT application PCT/US2010/43240 dated July 26 2010 and subsequently nationalized applications in the United States, Brazil and Europe [listed in Appendix C], and filed as of the Agreement Date, the inventions described and claimed therein, and any patent which issues from any such pending applications and the claims of any and all divisions, reissues, re-examinations, renewals, continuations, continuations-in-part, that are directed to subject matter specifically described in the aforementioned patent applications and extensions thereof, and the claims of all other counterpart pending applications or issued patents in all other countries that are directed to subject matter specifically described in the ‘485 application or ‘240 PCT application.

1.10 The term “Subject Technology” shall mean the technology including methods, preclinical results, clinical protocols, clinical study reports, case report forms, INDs, regulatory information, and results from clinical trials, documents, materials and tests including BCM Confidential Information relating to such; developed by BCM as of the Agreement Date and supplied by BCM, together with any progeny, mutants or derivatives thereof developed as of the Agreement Date and supplied by BCM or created by LICENSEE.

For clarity, “Subject Technology” includes BCM Confidential Information and data with respect to the on-going study (http://www.clinicaltrials.gov/ct2/show/NCT01529060?term=maple+syrup&rank=1 and pilot study published as Brunetti-Pierri et. Al., Hum Mol Genet. 2011 February 15; 20(4): 631–640, which Confidential Information will be provided to Licensee upon written request.

1.11 The term “Sublicensing Revenue” shall mean all (i) cash, (ii) sublicensing fees and (iii) all other payments and the cash equivalent thereof, which are paid to LICENSEE by the Sublicensees of its rights hereunder, but excluding the following payments:

(a)	payments made in consideration for the issuance of equity or debt securities of LICENSEE to the extent not exceeding the fair market value thereof;

(b)	that portion of payments for direct or fully burdened expenses (collectively not to exceed one hundred fifty percent (150%) of direct expenses) associated with research or development as calculated in accordance with GAAP, to the extent that such expenses are separately listed and part of the sublicense;

(c)	royalties on sales of Licensed Products by the Sublicensee (payment for which has been otherwise provided in Paragraph 4.3 herein); and

(d)	payments for supply of Licensed Products for use in clinical trials by or on behalf of, or for resale by, the Sublicensee.

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1.12 The term “Sublicense” means (a) any sublicense granted by LICENSEE to a third party under any of the Patent Rights or Subject Technology, and any further sublicenses granted by a Sublicensee. Sublicense shall not mean licenses granted by LICENSEE to enable a contractor to perform work on LICENSEE’s behalf.

1.13 The term “Sublicensee” means any person or entity granted a Sublicense.

1.14 The term “Valid Claim” means: (a) a claim of an issued and unexpired patent within the Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, (ii) rendered unenforceable through disclaimer or otherwise, (iii) abandoned or (iv) permanently lost through an interference or opposition proceeding; or (b) a pending claim of a pending patent application within the Patent Rights that (i) has been asserted and continues to be prosecuted in good faith and (ii) has not been abandoned or finally rejected.

2. GRANT OF LICENSE

2.1 License Grant. Subject to the reservations of rights set forth in Paragraph 2.2, BCM hereby grants to LICENSEE an exclusive, worldwide, sublicensable license under the Patent Rights and Subject Technology, to make, have made, use, market, sell, offer to sell, lease and import Licensed Products in the Field.

2.2 Restrictions on License. The grant in Section 2.1 shall be subject to the following:

(i)	the making or use of the Subject Technology and Patent Rights by BCM for non-commercial research, patient care, teaching and other educationally related purposes;

(ii)	the making or use of the Subject Technology and Patent Rights by the Developers for non-commercial research purposes at academic or research institutions;

(iii)	any non-exclusive license of the Subject Technology and/or Patent Rights that BCM grants to other academic or research institutions solely for non-commercial research purposes;

(iv)	the making or use of the Subject Technology and Patent Rights by academic and research institutions solely for non-commercial research purposes; and

(v)	any non-exclusive license of the Subject Technology and/or Patent Rights that BCM is required by law or regulation to grant to the United States of America or to a foreign state pursuant to an existing or future treaty with the United States of America.

(vi)	a non-exclusive, irrevocable license of the Subject Technology and/or Patent Rights that BCM grants to HHMI for HHMI’s research purposes only, but with no right to assign or sublicense.

2.3 Government Reservation. Rights under this Agreement are subject to rights required to be granted to the Government of the United States of America pursuant to 35 USC Section 200-212, including a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Subject Technology and Patent Rights throughout the world to the extent required by 35 USC Section 200-212.

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3. DILIGENCE

LICENSEE shall use reasonable efforts, as defined herein, to introduce Licensed Products into the commercial market as soon as practicable. Such efforts shall include, but not be limited to:

(i) Commercially reasonable diligent efforts to initiate an FDA Phase III clinical trial (or foreign equivalent) or a Bridge (i.e. bioequivalence or pharmacokinetic) study in the second half of 2014.

(ii) Commercially reasonable diligent efforts to submit an FDA or foreign equivalent filing for marketing approval in the second half of 2015.

(iii) The production of the Licensed Products and the marketing and support of the Licensed Products with at least the same diligence as LICENSEE employs and to at least the same level that LICENSEE achieves for comparable products and services marketed by LICENSEE.

For the purposes of this Agreement, “commercially reasonable diligent efforts” as used above, shall include requirements that the LICENSEE, its Affiliates or Sublicensees: (a) promptly upon execution of this Agreement assign responsibility for research, development, manufacturing and commercialization activities with respect to Licensed Product(s) to specific employees or contractors who are held accountable for progress and then monitoring such progress on an on-going basis, (b) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such research, development, manufacturing and commercialization activities, and (c) consistently make and implement decisions and allocate sufficient resources designed to advance progress with respect to such objectives and timelines.

Such activities to be included in Annual Report as provided for in Paragraph 5.1.

4. PAYMENTS

4.1 License Execution Fee. As partial consideration for the rights conveyed by BCM under this Agreement, LICENSEE shall pay BCM a non-refundable license fee of [***]. Such payment shall be due upon the following schedule:

[***] due upon execution of this Agreement; and

[***] due upon the one (1) year anniversary of this Agreement.

Each such payment shall be delivered to BCM in accordance with the invoice instructions provided below.

4.2 Responsibility for Legal Costs. In addition to the foregoing license execution fee, LICENSEE shall reimburse BCM for all documented, out-of-pocked Legal Costs incurred prior to execution of this Agreement.

Such Legal Costs Accrued:	[***]

Such payment shall be due within six months of Agreement Date and upon receipt of invoice from BCM. As provided for in Paragraph 9.1 herein, LICENSEE will be responsible for all Legal Costs incurred after the Agreement Date.

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4.3 Royalty on Net Sales.

4.3.1 In addition to the foregoing, LICENSEE shall pay BCM a non-reducible royalty of [***] of Net Sales. Collectively the royalty payments that are the subject of this Paragraph 4.3 are termed “Royalties” for purposes of this Agreement and shall be due and payable as provided in Section 5 and delivered to BCM and may be invoiced in accordance with the invoice instructions provided below.

4.3.2 Bad Debt. If, after exercising good faith, commercially reasonable collection efforts, LICENSEE or a Sublicensee is unable to collect any amount that it has billed or invoiced for the sale, lease or other transfer of Licensed Products for which Licensee has already paid royalties under Section 4.3, LICENSEE shall be entitled to deduct the amount of such royalties with respect to such uncollected amount from the royalty payments due under Section 4.3.1 in the next calendar quarter, which deduction shall be set forth in detail as it would be recorded in LICENSEE accounting records in the corresponding report under Section 5.3 below. If, at any time after such deduction LICENSEE does collect any of such amount, such collected amount shall be included as Net Sales in the calendar quarter in which they are collected and LICENSEE shall pay BCM royalties thereon accordingly.

4.4 Minimum Royalty. In the event that the Royalties paid in any calendar year do not reach the minimum amount set out below for such year, LICENSEE shall pay an additional amount with the payment due for the period ending December 31 of such year, so that the total amount paid for such year shall reach such minimum amount:

Year Two	[***] (Calendar year 2015)
Year Three	[***] (Calendar year 2016)
Year Four and after	[***] (Calendar year 2017 and beyond)

4.5 Milestone Payments. LICENSEE shall also pay BCM the following milestone payments set forth below:

Initiation of Bridge (i.e. bioequivalence or pharmacokinetic) or Phase III or

foreign equivalent study:	[***]
FDA or foreign equivalent approval:	[***]

LICENSEE shall notify BCM in writing within thirty (30) days upon the achievement of each milestone, such notice to be accompanied by payment of the appropriate milestone payment. Milestones are to be paid regardless of whether LICENSEE or LICENSEE’s Sublicensee attains such milestone.

4.6 Sublicense Revenue Payments. In the event LICENSEE sublicenses the Subject Technology and Patent Rights under this Agreement, LICENSEE agrees to pay to BCM a portion of all Sublicensing Revenue received by LICENSEE according to the following:

(i) If Licensed Product is approved by FDA or foreign equivalent prior to the date the Sublicense agreement is entered into, Licensee shall pay BCM an amount equal to [***]% of all Sublicensing Revenue received under such Sublicense agreement.

(ii) If Licensed Product is NOT approved by FDA or foreign equivalent prior to the date the Sublicense agreement is entered into, Licensee shall pay BCM an amount equal to [***]% of all Sublicensing Revenue received under such Sublicense agreement.

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4.7 Payment Addresses. Payments sent by check are to be made payable to “Baylor College of Medicine” and shall be sent to the address below. If payments are sent by wire transfer, they shall be sent using wiring instructions provided in Appendix B. All payments shall reference BLG number(s) 05-078 listed on the front page of the Agreement.

BCM Tax ID #: 74-1613878

Baylor College of Medicine

Licensing Group

P.O. Box 301503

Dallas, Texas 75303-1503

Telephone No.  713-798-6821

Facsimile No.    713-798-1252

E-Mail               blg@bcm.tmc.edu

Payments shall be deemed received only upon confirmation that all funds have been received by the LICENSING GROUP as referenced above. LICENSEE hereby accepts responsibility for ensuring that payment is addressed correctly.

Licensee Payment Contact. For questions about payments, BCM can contact LICENSEE at the address below:

Jefferson Davis

Head, Corporate Development

222 Third St., Suite 2240, Cambridge, MA 02142

Telephone No.617-225-7700

Facsimile No.    617-225-7780

E-Mail               jdavis@acertx.com

4.8 Payment Conditions. All payments due hereunder are payable in United States dollars. No transfer, exchange, collection or other charges, including any wire transfer fees, shall be deducted from such payments. For sales of Licensed Products in currencies other than the United States, LICENSEE shall use exchange rates published in The Wall Street Journal on the last business day of the calendar quarter for which such payment is due.

4.9 Late Payments. Late payments shall be subject to a charge of one and one-half percent (1.5%) per month. LICENSEE shall calculate the correct late payment charge, and shall add it to each such late payment. Said late payment charge and the payment and acceptance thereof shall not negate or waive the right of BCM to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment.

4.12 Invoice Procedures. Any amounts payable to BCM hereunder shall be made in full within thirty (30) days after receipt by LICENSEE of a duly issued invoice covering such payment. The Parties understand and agree that one (1) invoice will be sent to LICENSEE by BCM for each fee due. The invoice shall be in the form in Appendix B. Any additional fees, such as taxes wire or transfer fees, will not be included in the invoice, but payment of such fees shall remain the responsibility of LICENSEE and shall not be deducted from the payment due BCM. Subsequent invoices, if requested by LICENSEE, may be subject to a reasonable administrative fee, in addition to the original payment due to BCM plus

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any interest charges incurred due to delays in payment, if applicable. The calculation and payment of such interest payments shall not be invoiced and shall be the sole responsibility of the LICENSEE. Invoices shall be sent electronically or via facsimile to the address listed above.

5. REPORTING

5.1 Annual Progress Report. No later than ninety (90) days after December 31 of each calendar year, LICENSEE shall provide to BCM a written annual progress report describing progress on all research and development and commercial activities, during the most recent twelve (12) month period ending December 31 and plans for the forthcoming year (“Annual Progress Report”). If multiple technologies are covered by the license granted hereunder, the progress report shall provide the information set forth above for each technology. At BCM’s request, LICENSEE shall also provide any reasonable additional data BCM requires to evaluate LICENSEE’s or its Sublicensee’s performance of its obligations under Section 3.

5.2 Notification of First Sale. LICENSEE shall notify BCM the date on which LICENSEE and the Sublicensees make a first sale of Licensed Products in each country in which it occurs within thirty (30) days of occurrence.

5.3 Royalty reports. LICENSEE shall submit to BCM within thirty (30) days after March 31, June 30, September 30 and December 31, a written report on a form attached as Appendix A setting forth for such calendar quarter at least the following information:

(i)	the number of Licensed Products sold by LICENSEE and Sublicensees in each country;

(ii)	total billings for such Licensed Products;

(iii)	the gross amount of monies or cash equivalent or other consideration which is received for sales, leases or other modes of transfer of Licensed Products by LICENSEE and Sublicensees;

(iv)	the identity of that consideration which is received instead of money for sales, leases or other modes of transfer of Licensed Products by LICENSEE;

(v)	deductions from the gross amount as expressly permitted herein to determine the Net Sales thereof;

(vi)	the amount of Royalties due thereon, or, if no Royalties are due to BCM for any reporting period, the statement that no Royalties are due;

(viii)	the amount of Sublicensing Revenue received by LICENSEE; and

(vii)	the amount of other payments due BCM, including but not limited to, milestone payments and minimum royalty payments.

The royalty report shall be certified as correct by an officer of LICENSEE (or of the division that is responsible for Licensed Products in the event LICENSEE becomes, or its assets are sold to, a multi-national corporation). After termination or expiration of this Agreement, LICENSEE will continue to submit royalty reports and payments to BCM until all Licensed Products made, used, marketed, leased or imported under the Agreement have been sold.

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5.4 Payment to Accompany Royalty Reports. LICENSEE shall pay to BCM with each such royalty report the amount of Royalties and other payments due with respect to such calendar quarter. If multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which Subject Technology and Patent Rights are utilized for each Licensed Product included in the royalty report by citing the applicable BLG number 05-078 listed on the front page of the Agreement.

5.5 Notification of Merger or Acquisition. In the event of acquisition, merger, change of corporate name, or change of make-up, organization, or identity of Acer Therapeutics, LICENSEE shall notify BCM in writing within thirty (30) days of such event.

5.6 Entity Status. If LICENSEE or Sublicensee does not qualify as a “small entity” as provided by the United States Patent and Trademark Office, LICENSEE must notify BCM immediately.

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6. TRANSFER OF SUBJECT TECHNOLOGY

6.1 Transfer Schedule. Upon receipt of the license fee described in Paragraph 4.1, BCM shall, within thirty (30) days thereof, provide LICENSEE with reasonable quantities of the Subject Technology. The Parties understand and agree that BCM will use reasonable efforts to provide the Subject Technology within thirty (30) days of receipt of the license fee, however the Parties acknowledge that unforeseen circumstances might delay delivery.

6.2 Transfer Address and Payment. Such Subject Technology shall be sent to the address below, via FedEx overnight courier using LICENSEE’s courier account number 540177406.

Jefferson Davis

Acer Therapeutics Inc

222 Third St., Suite 2240

Cambridge, MA 02142

Phone 617-225-7700

E-Mail jdavis@acertx.com

7. RECORDS AND INSPECTION

7.1 Accounting Records. LICENSEE shall maintain, and shall require that its Sublicensees maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to BCM in relation to this Agreement, which records shall contain sufficient information to permit BCM to confirm the accuracy of any reports delivered to BCM and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain.

7.2 Audit by BCM. During the Term of this Agreement as defined below and for a period of two (2) years thereafter, BCM shall have the right to cause an independent, certified public accountant (or, in the event of a non-financial audit, other appropriate auditor) to inspect the books and records of LICENSEE during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and LICENSEE’s compliance with its obligations under the terms and conditions of this Agreement. The scope of such audit and inspection activities may include the review of records supporting activities performed by LICENSEE in conjunction with its obligations under this Agreement, as well as processes and related process internal controls and support systems, the quality and accuracy of which are directly related to the performance of LICENSEE’s obligations under the terms and conditions of this Agreement. Such accountant or other auditor, as applicable, shall sign a confidentiality agreement in a form reasonably acceptable to LICENSEE and shall not disclose to BCM any information other than information relating to the accuracy of reports and payments delivered under this Agreement or performance of LICENSEE’s obligations under the terms and conditions of this Agreement. LICENSEE agrees to provide such auditors reasonable access to books, records, systems and processes, and shall cooperate fully such auditors in support of their inspection and audit activities during LICENSEE’s normal business hours.

7.3 Payment Deficiency or Surplus. If a payment deficiency is determined, LICENSEE and its Sublicensee(s), as applicable, shall pay the outstanding amounts within thirty (30) days of receiving written notice thereof, plus interest on such outstanding amounts as described in Section 5. If a payment

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surplus is determined, such amount shall be credited against amounts due by LICENSEE in the next reporting periods.

7.4 Responsibility for Audit Costs. BCM will pay for any audit done under Paragraph 7.2. However, in the event that the audit reveals an underpayment of Royalties or fees by more than five percent (5%) for the period being audited, the out-of-pocket cost of the audit shall be paid by LICENSEE. If the underpayment is less than five percent (5%) but more than two percent (2%) for the period being audited, LICENSEE and BCM shall each pay fifty percent (50%) of the out-of-pocket cost of the audit.

8. SUBLICENSES

8.1 Sublicense Terms. All sublicenses granted by LICENSEE of its rights hereunder shall be subject to the terms of this Agreement. LICENSEE shall be responsible for its Sublicensees and shall not grant any rights which are inconsistent with the rights granted to and obligations of LICENSEE hereunder. Any act or omission of a Sublicensee which would be a material breach of this Agreement if performed by LICENSEE shall be deemed to be a material breach by LICENSEE of this Agreement. Each sublicense agreement granted by LICENSEE shall include an audit right by BCM of the same scope as provided in Section 7 hereof with respect to LICENSEE. LICENSEE shall give BCM prompt notification of the identity and address of each Sublicensee with whom it concludes a sublicense agreement and shall supply BCM with a copy of each such sublicense agreement. LICENSEE may redact from such copies any information LICENSEE deems confidential that does not affect the obligations of LICENSEE under this Agreement or BCM’s ability to monitor LICENSEE’s compliance with its payment obligations under this Agreement. BCM shall keep any such copies of Sublicense agreements in its confidential files, shall not disclose such agreements or the contents thereof to any third party (except auditors or legal advisors of BCM for the purpose set forth below), and shall use them solely for the purpose of monitoring LICENSEE’s and Sublicensees’ compliance with their obligations hereunder and enforcing BCM’s rights under this Agreement. Sublicenses for debt forgiveness shall be prohibited. Each Sublicensee must be subject to a written agreement that contains obligations, terms and conditions in favor of HHMI or the HHMI Indemnitees, as applicable, that are substantially similar to those undertaken by LICENSEE in favor of HHMI or the HHMI Indemnitees, as applicable, under this Agreement and intended for the protection of the HHMI Indemnitees, including, without limitation, the obligations, terms and conditions regarding indemnification, insurance and HHMI’s third party beneficiary status.

8.2 Royalty-Free Sublicenses. If LICENSEE grants a non-royalty, or non-cash sublicense or cross license to Subject Technology and/or Patent Rights, LICENSEE agrees to pay all royalties due BCM from such Sublicensee’s Net Sales.

9. PATENTS AND INFRINGEMENT

9.1 Patent Prosecution Responsibility. For the Term of this Agreement as defined below, BCM shall be responsible for filing, prosecuting and maintaining all patent applications and patents included in the Patent Rights, using independent patent counsel reasonably acceptable to LICENSEE. BCM will at LICENSEE’s expense (subject to Section 9.2): (a) instruct such patent counsel to furnish the LICENSEE with copies of all correspondence relating to the Patent Rights from the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence in time for LICENSEE to review and comment on such response; (b) give LICENSEE an opportunity to review the text of each patent application before filing; (c) consult with LICENSEE with respect thereto; (d) supply LICENSEE with a copy of the application as filed, together with notice of its filing date and serial number; and (e) keep LICENSEE advised of the status of actual

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and prospective patent filings. BCM shall give LICENSEE the opportunity to provide comments on and make requests of BCM concerning the preparation, filing, prosecution, protection and maintenance of the Patent Rights, and shall consider such comments and requests in good faith. Subject to Section 9.2, LICENSEE agrees to pay all documented, out-of-pocket Legal Costs. BCM shall instruct patent counsel to invoice LICENSEE directly for all such Legal Costs. LICENSEE agrees to pay all such undisputed invoices within thirty (30) days of receipt.

9.2 Notification of Intent Not to Pursue. In the event that LICENSEE decides not to pay for the costs associated with either: (i) the prosecution of any of the Patent Rights in any country to issuance or (ii) maintenance of any United States or foreign issued patent on the Patent Rights, LICENSEE shall timely notify BCM in writing thereof (such Patent Rights in such country shall be referred to as “Abandoned Patent Rights”). In the event of LICENSEE’s abandonment of any Patent Rights in any country, any license granted by BCM to LICENSEE hereunder with respect to such Abandoned Patent Rights will terminate. Notwithstanding the foregoing, with respect to any country in which BCM continues to prosecute such Abandoned Patent Rights, if at any time thereafter (a) BCM has not exclusively licensed such Abandoned Patent Rights in such country and (b) LICENSEE pays BCM one hundred and fifty percent (150%) of the Legal Costs with respect to such Abandoned Patent Rights in such country, and any payments that would be due pursuant to Section 4, then LICENSEE will recover the licenses granted herein in such country with respect to such Abandoned Patent Rights.

9.3 Infringement Procedures. During the Term of this Agreement as defined below, each Party shall promptly inform the other of any suspected infringement of any claims in the Patent Rights (“Infringement”) or the misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Subject Technology and/or Patent Rights by a third party, and with respect to such activities as are suspected. Any action or proceeding against such third party shall be instituted as following:

(a)	Patent Infringement.

(i) Suit by LICENSEE. LICENSEE shall have the first right, but not the obligation, to take action in the prosecution, prevention, or termination of any Infringement. Before LICENSEE commences an action with respect to any Infringement, LICENSEE shall consider in good faith the views of BCM and potential effects on the public interest in making its decision whether to sue. Should LICENSEE elect to bring suit against an infringer, LICENSEE shall keep BCM reasonably informed of the progress of the action and shall give BCM a reasonable opportunity in advance to consult with LICENSEE and offer its views about major decisions affecting the litigation. LICENSEE shall give careful consideration to those views, but shall have the right to control the action. Should LICENSEE elect to bring suit against an infringer and BCM is joined as party plaintiff in any such suit, BCM shall have the right to approve the counsel selected by LICENSEE to represent LICENSEE and BCM, such approval not to be unreasonably withheld. The expenses of such suit or suits that LICENSEE elects to bring, including any expenses of BCM incurred in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by LICENSEE and LICENSEE shall hold BCM free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees. LICENSEE shall not compromise or settle such litigation without the prior written consent of BCM, which consent shall not be unreasonably withheld or delayed. In the event LICENSEE exercises its right to sue pursuant to this clause 9.3(a)(i), it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds shall remain from said recovery, then BCM shall receive an amount equal to ten percent (10%) of such funds and the remaining ninety percent (90%) of such funds shall be retained by LICENSEE.

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(ii) Suit by BCM. If LICENSEE does not take action in the prosecution, prevention, or termination of any Infringement pursuant to clause 9.3(a)(i) above, and has not commenced negotiations with the infringer for the discontinuance of said Infringement, within one-hundred and eighty days after the Parties being made aware of the existence of an Infringement, BCM may elect to do so. Should BCM elect to bring suit against an infringer and LICENSEE is joined as party plaintiff in any such suit, LICENSEE shall have the right to approve the counsel selected by BCM to represent BCM and LICENSEE, such approval not to be unreasonably withheld. The expenses of such suit or suits that BCM elects to bring, including any expenses of LICENSEE incurred in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by BCM and BCM shall hold LICENSEE free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees. BCM shall not compromise or settle such litigation without the prior written consent of LICENSEE, which consent shall not be unreasonably withheld or delayed. In the event BCM exercises its right to sue pursuant to this clause 9.3 (a)(ii), it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds shall remain from said recovery, then LICENSEE shall receive an amount equal to ten percent (10%) of such funds and the remaining ninety percent (90%) of such funds shall be retained by BCM.

(b)	Misuse, Misappropriation, Theft.

(i) BCM and LICENSEE may agree to jointly institute an action for misuse, misappropriation, theft or breach of confidence of Subject Technology against such third party. Such joint action shall be brought in the names of both BCM and LICENSEE. If BCM or LICENSEE decides to jointly prosecute an action or proceeding after it has been instituted by one Party, the action shall be continued in the name or names they both agree is expedient for efficient prosecution of such action. LICENSEE and BCM shall agree to the manner in which they shall exercise control over any joint action or proceeding, providing however that if they cannot agree BCM shall have the right to unilaterally decide on control. In such joint action or proceeding, the out-of-pocket costs shall be borne equally, and any recovery or settlement shall be shared equally.

(ii) If LICENSEE does not agree to participate in a joint action or proceeding then BCM shall have the right, but not the obligation, to institute an action for misuse, misappropriation, theft or breach of confidence of Subject Technology against such third party. If BCM fails to bring such an action or proceeding within a period of three (3) months after receiving notice or otherwise having knowledge of such misuse, misappropriation, theft or breach of confidence, then LICENSEE shall have the right, but not the obligation, to prosecute the same at its own expense; BCM will reasonably cooperate with LICENSEE in such action. In addition, if BCM cooperates in such action, such cooperation shall be at LICENSEE’s sole expense. Should either BCM or LICENSEE commence action under the provisions of this Paragraph 9.3(b) and thereafter elect to abandon the same, it shall give timely notice to the other Party who may, if it so desires, continue prosecution of such action or proceeding. All recoveries, whether by judgment, award, decree or settlement, from misuse of Subject Technology shall be apportioned as follows: (a) the Party bringing the action or proceeding shall first recover an amount equal the costs and expenses incurred by such Party directly related to the prosecution of such action or proceeding, (b) the Party cooperating in such action or proceeding shall then recover costs and expenses incurred by such Party, if any, directly related to its cooperation in the prosecution of such action or proceeding and (c) the remainder shall be divided equally between LICENSEE and BCM.

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9.4 Consent to Settle. Neither BCM nor LICENSEE shall settle any action covered by Paragraph 9.3 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.

9.5 Liability for Losses. BCM shall not be liable for any losses incurred as the result of an action for infringement brought against LICENSEE as the result of LICENSEE’s exercise of any right granted under this Agreement. The decision to defend or not defend shall be in LICENSEE’s sole discretion.

10. TERM

Unless sooner terminated as otherwise provided in Section 11, this Agreement shall expire (i) on the date of expiration of the last of the Patent Rights to expire in any country or (ii) in the event no patents issue in the Patent Rights, on the first date following the tenth (10th) anniversary of the first commercial sale of Licensed Products (“Term”).

Following the expiration of the Term, but not the earlier termination of this Agreement in accordance with any of the provisions of Section 11, LICENSEE shall have a royalty-free, fully paid-up, perpetual, non-exclusive, worldwide license (with the right to grant sublicenses through multiple tiers of sublicenses) under the Subject Technology to make, have made, use, market, sell, offer to sell, lease and import Licensed Products.

11. TERMINATION

11.1 Termination for Default. In the event of a a material breach of this Agreement by LICENSEE, including failure to make timely payment, LICENSEE shall have sixty (60) days after the giving of written notice of such material breach by BCM to correct such material breach. If such material breach is not corrected within the said sixty (60) day period, BCM shall have the right, at its option, to cancel and terminate this Agreement. The failure of BCM to exercise such right of termination, for non-payment of Royalties/ fees or otherwise, shall not be deemed to be a waiver of any right BCM might have, nor shall such failure preclude BCM from exercising or enforcing said right upon any subsequent failure by LICENSEE.

11.2 Termination for Insolvency. BCM shall have the right, at its option, to cancel and terminate this Agreement in the event that LICENSEE shall (i) become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or (ii) make an assignment of all or substantially all of its assets for the benefit of creditors, or in the event that (iii) a receiver or trustee is appointed for LICENSEE and LICENSEE shall, after the expiration of ninety (90) days following any of the events enumerated above, have been unable to secure a dismissal, stay or other suspension of such proceedings.

11.3 Termination by Licensee. LICENSEE shall have the right in its sole discretion to terminate this Agreement upon sixty (60) days’ written notice to BCM.

11.4 Effect of Termination. In the event of termination of this Agreement pursuant to any of the provisions of this Section 11 (but not in the case of expiration in accordance with Section 10), all rights to the Subject Technology and Patent Rights shall revert to BCM. At the date of any termination of this Agreement, LICENSEE shall immediately cease using any of the Subject Technology and Patent Rights and LICENSEE shall immediately destroy the Subject Technology and send to BCM a written affirmation of such destruction signed by an officer of LICENSEE; provided, however, that LICENSEE

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may sell any Licensed Products actually in the possession of LICENSEE on the date of termination and may complete the production of Licensed Products then in the process of production and sell the same, provided in each case that LICENSEE continues to submit royalty reports to BCM and pays to BCM the Royalties on all such sales in accordance with Paragraph 5.3 with respect thereto and otherwise complying with the terms of this Agreement.

11.5 Effect of Termination on Sublicensees. LICENSEE shall provide, in all Sublicenses granted by it under this Agreement, that LICENSEE’s interest in such sublicenses shall, at BCM’s option, terminate or be assigned to BCM upon termination of this Agreement. If BCM terminates any such Sublicense agreement and the Sublicensee is in good standing with respect to the Sublicense agreement, such Sublicensee shall have the right to obtain a license directly from BCM on the same terms and conditions as set forth herein, except that (x) the scope of the license granted directly by BCM to such Sublicensee shall be co-extensive with the scope of the license granted by LICENSEE to such Sublicensee and (y) if there is more than one Sublicensee, each Sublicensee that is granted a direct license shall be responsible for only a pro rata share of the documented, out-of-pocket Legal Costs due under this Agreement (based on the number of direct licenses under the Patent Rights in effect on the date of reimbursement). Each Sublicensee shall be deemed a third party beneficiary for purposes of this Section 11.5.

11.6 No Refund. In the event this Agreement is terminated pursuant to this Section 11, or expires as provided for in Section 10, BCM is under no obligation to refund any payments made by LICENSEE to BCM prior to the effective date of such termination or expiration.

11.7 Survival of Termination. No termination of this Agreement shall constitute a termination or a waiver of any rights of either Party against the other Party accruing at or prior to the time of such termination. The obligations of Sections 4, 5, 7, 11, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement.

12. ASSIGNABILITY

Without the prior written approval of BCM, which will not be unreasonably withheld, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person or entity whether voluntarily or involuntarily, by operation of law or otherwise. Notwithstanding the foregoing, LICENSEE may assign this Agreement and its rights and obligations hereunder without BCM’s consent, (i) in connection with the transfer or sale of all or substantially all of its assets or the business of LICENSEE to which this Agreement relates or (ii) to any Affiliate; so long as LICENSEE gives BCM prompt notice of such action and the successor entity or Affiliate, as the case may be, acknowledges its consent and agreement to the terms of this Agreement in writing before such assignment; and so long as such action is not entered into solely to satisfy creditors of LICENSEE. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, legal representatives and assignees of each of the Parties.

13. GOVERNMENTAL COMPLIANCE

13.1 Compliance with Applicable Laws. LICENSEE shall at all times during the Term of this Agreement and for so long as it shall use the Subject Technology and/or Patent Rights, or sell Licensed Products, comply and cause its Sublicensees to undertake to comply with all laws that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of the

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Subject Technology, Patent Rights, Licensed Products or any other activity undertaken pursuant to this Agreement.

13.2 Requirement for U.S. Manufacture. During the period of exclusivity of this license in the United States, LICENSEE shall comply with 37 C.F.R. § 401.14 (i) or any successor rule or regulation. Upon LICENSEE’s request, and at LICENSEE’s expense, BCM shall use reasonable efforts to apply to the applicable United States governmental agency for a waiver to such requirements; provided, however, that all costs related to the preparation and application of the waiver including the costs of any action undertaken by BCM or its counsel necessary to satisfy any governmental agency’s request regarding such waiver, shall be paid by LICENSEE within thirty (30) days following receipt of BCM’s invoice or BCM counsel’s invoice for such costs. LICENSEE agrees that it will cooperate with BCM in such application and provide any information requested by BCM for such application. LICENSEE understands and agrees that such waivers are not guaranteed to be granted.

13.3 Export Control Regulations. The Subject Technology is subject to, and LICENSEE agrees to comply in all respects with, U.S. law including but not limited to U.S. export controls under the Export Administration Regulations (15 C.F.R. Part 734 et seq.) and U.S. economic sanctions and embargoes codified in 31 C.F.R. Chapter V. LICENSEE agrees that LICENSEE bears sole responsibility for understanding and complying with current U.S. trade controls laws and regulations as applicable to its activities subject to this Agreement. Without limitation on the general agreement to comply set forth in the first sentence of this Paragraph 14.3, LICENSEE agrees not to sell any goods, services, or technologies subject to this Agreement, or to release or disclose or re-export the same: (i) to any destination prohibited by U.S. law, including any destination subject to U.S. economic embargo; (ii) to any end-user prohibited by U.S. law, including any person or entity listed on the U.S. government’s Specially Designated Nationals list, Denied Parties List, Debarred Persons List, Unverified List, or Entities List; (iii) to any foreign national in the U.S. or abroad without prior license if required; or (iv) to any user, for any use, or to any destination without prior license if required. Furthermore, LICENSEE agrees that any transfer of Patent Rights from BCM to LICENSEE under this Agreement is subject to U.S. export license authorization as may be required under U.S. law.

14. GOVERNING LAW

14.1 Construction of Agreement This Agreement shall be deemed to be subject to, and have been made under, and shall be construed and interpreted in accordance with the laws of the State of Texas. This Agreement is expressly acknowledged to be subject to all federal laws including, but not limited to, the Export Administration Act of the United States of America. No conflict-of-laws rule or law that might refer such construction and interpretation to the laws of another state, republic, or country shall be considered.

14.2 Jurisdiction. This Agreement is performable in part in Harris County, Texas, and the Parties mutually agree that personal jurisdiction and venue shall be proper in the state and federal courts situated in Harris County, Texas, and agree that any litigated dispute will be conducted solely in such courts.

15. NOTICES

15.1 Addresses for Notices. All notices, reports or other communication pursuant to this Agreement shall be sent to such Party via (i) United States Postal Service postage prepaid, (ii) overnight courier, or (iii) facsimile transmission, addressed to it at its address set forth below or as it shall designate

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by written notice given to the other Party. Notice shall be sufficiently made, or given and received (a) on the date of mailing or (b) when a facsimile printer reflects transmission.

In the case of BCM:

Patrick Turley

Associate General Counsel

Baylor College of Medicine

One Baylor Plaza, BCM210-600D

Houston, TX 77030

Telephone No.  713-798-6821

Facsimile No.  713-798-1252

E-Mail               blg@bcm.tmc.edu

In the case of LICENSEE:

Title

Jefferson Davis

Head, Corporate Development

222 Third St., Suite 2240, Cambridge, MA 02142

Telephone No.617-225-7700

Facsimile No.  617-225-7780

E-Mail             jdavis@acertx.com

15.2 Use of Reference Number. Each such report, notice or other communication shall include BLG number(s) 05-078 listed on the front page of the Agreement.

16. INDEMNITY, INSURANCE & WARRANTIES

16.1 INDEMNITY.

(i) EACH PARTY SHALL NOTIFY THE OTHER OF ANY CLAIM, LAWSUIT OR OTHER PROCEEDING RELATED TO THE SUBJECT TECHNOLOGY AND PATENT RIGHTS. LICENSEE AGREES THAT IT WILL DEFEND, INDEMNIFY AND HOLD HARMLESS BCM, ITS FACULTY MEMBERS, SCIENTISTS, RESEARCHERS, EMPLOYEES, STUDENTS, OFFICERS, TRUSTEES AND AGENTS AND EACH OF THEM (THE “INDEMNIFIED PARTIES”), FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, LAWSUITS OR OTHER PROCEEDINGS (THE “BCM CLAIMS”) FILED OR OTHERWISE INSTITUTED AGAINST ANY OF THE INDEMNIFIED PARTIES RESULTING FROM THE EXERCISE BY LICENSEE OR A SUBLICENSEE OF THE RIGHTS AND LICENSES GRANTED TO LICENSEE UNDER THIS AGREEMENT EVEN THOUGH SUCH BCM CLAIMS AND THE COSTS (INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION OR OTHER DEFENSE) RELATED THERETO RESULT IN WHOLE OR IN PART FROM THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES OR ARE BASED UPON DOCTRINES OF STRICT LIABILITY OR PRODUCT LIABILITY; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ANY BCM CLAIMS ARISING FROM THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF ANY INDEMNIFIED PARTY. LICENSEE WILL ALSO ASSUME RESPONSIBILITY FOR ALL COSTS AND

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EXPENSES RELATED TO SUCH BCM CLAIMS FOR WHICH IT IS OBLIGATED TO INDEMNIFY THE INDEMNIFIED PARTIES PURSUANT TO THIS PARAGRAPH 16.1, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF ALL REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION OR OTHER DEFENSE

(ii) PROCEDURES. THE INDEMNIFIED PARTIES AGREE TO PROVIDE LICENSEE WITH PROMPT WRITTEN NOTICE OF ANY CLAIM, SUIT, ACTION, DEMAND OR JUDGMENT FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THIS AGREEMENT. LICENSEE AGREES, AT ITS OWN EXPENSE, TO PROVIDE ATTORNEYS REASONABLY ACCEPTABLE TO THE LICENSEE TO DEFEND AGAINST ANY SUCH CLAIM. THE INDEMNIFIED PARTIES SHALL COOPERATE FULLY WITH LICENSEE IN SUCH DEFENSE AND WILL PERMIT LICENSEE TO CONDUCT AND CONTROL SUCH DEFENSE AND THE DISPOSITION OF SUCH CLAIM, SUIT OR ACTION (INCLUDING ALL DECISIONS RELATIVE TO LITIGATION, APPEAL AND SETTLEMENT); PROVIDED, HOWEVER, THAT ANY INDEMNIFIED PARTIES SHALL HAVE THE RIGHT TO RETAIN ITS OWN COUNSEL, AT THE EXPENSE OF LICENSEE, IF REPRESENTATION OF SUCH INDEMNIFIED PARTIES BY THE COUNSEL RETAINED BY LICENSEE WOULD BE INAPPROPRIATE BECAUSE OF ACTUAL OR POTENTIAL DIFFERENCES IN THE INTERESTS OF SUCH INDEMNIFIED PARTIES AND ANY OTHER PARTY REPRESENTED BY SUCH COUNSEL.

(iii) LICENSEE FURTHER AGREES NOT TO SETTLE ANY CLAIM AGAINST AN INDEMNIFIED PARTY WITHOUT THE INDEMNIFIED PARTY’S WRITTEN CONSENT WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. LICENSEE FURTHER AGREES TO KEEP THE INDEMNIFIED PARTIES FULLY APPRISED OF THE BCM CLAIMS.

(iv) HHMI, AND ITS TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS (COLLECTIVELY, “HHMI INDEMNITEES”), WILL BE INDEMNIFIED, DEFENDED BY COUNSEL ACCEPTABLE TO HHMI, AND HELD HARMLESS BY LICENSEE FROM AND AGAINST ANY CLAIM, LIABILITY, COST, EXPENSE, DAMAGE, DEFICIENCY, LOSS OR OBLIGATION, OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER COSTS AND EXPENSES OF DEFENSE) (COLLECTIVELY, THE “HHMI CLAIMS”), BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO—THIS AGREEMENT OR ANY SUBLICENSE, INCLUDING WITHOUT LIMITATION ANY CAUSE OF ACTION RELATING TO PRODUCT LIABILITY, OR THE USE, HANDLING, STORAGE, OR DISPOSITION OF THE MATERIAL BY LICENSEE OR OTHERS WHO POSSESS THE MATERIAL THROUGH A CHAIN OF POSSESSION LEADING BACK, DIRECTLY OR INDIRECTLY, TO LICENSEE. THE PREVIOUS SENTENCE WILL NOT APPLY TO ANY HHMI CLAIM THAT IS DETERMINED WITH FINALITY BY A COURT OF COMPETENT JURISDICTION TO RESULT SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN HHMI INDEMNITEES. AN HHMI INDEMNITEE SHALL GIVE REASONABLY PROMPT NOTICE OF ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT PURSUANT TO THIS AGREEMENT FOLLOWING ACTUAL RECEIPT OF WRITTEN NOTICE THEREOF BY AN OFFICER OR ATTORNEY OF HHMI. NOTWITHSTANDING THE FOREGOING, THE

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DELAY OR FAILURE OF ANY HHMI INDEMNITEE TO GIVE REASONABLY PROMPT NOTICE TO LICENSEE OF ANY SUCH CLAIM SHALL NOT AFFECT THE RIGHTS OF SUCH HHMI INDEMNITEE UNLESS, AND THEN ONLY TO THE EXTENT THAT, SUCH DELAY OR FAILURE IS PREJUDICIAL TO OR OTHERWISE ADVERSELY AFFECTS LICENSEE.

(v) LICENSEE FURTHER AGREES NOT TO SETTLE ANY HHMI CLAIM AGAINST AN HHMI INDEMNITEE WITHOUT HHMI’S WRITTEN CONSENT, WHERE (A) SUCH SETTLEMENT WOULD INCLUDE ANY ADMISSION OF LIABILITY ON THE PART OF ANY HHMI INDEMNITEE, (B) SUCH SETTLEMENT WOULD IMPOSE ANY RESTRICTION ON ANY HHMI INDEMNITEE’S CONDUCT OF ANY OF ITS ACTIVITIES, OR (C) SUCH SETTLEMENT WOULD NOT INCLUDE AN UNCONDITIONAL RELEASE OF ALL HHMI INDEMNITEES FROM ALL LIABILITY FOR CLAIMS THAT ARE THE SUBJECT MATTER OF THE SETTLED CLAIM.

16.2 Insurance.

(i) LICENSEE shall for so long as LICENSEE manufactures, uses or sells any Licensed Product(s), maintain in full force and effect policies of (a) worker’s compensation insurance within statutory limits, (b) employers’ liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence, (c) general liability insurance (with Broad Form General Liability endorsement) with limits of not less than one million dollars ($1,000,000) per occurrence with an annual aggregate of two million dollars ($2,000,000) and (d) products liability insurance, with limits of not less than five million dollars ($5,000,000) per occurrence with an annual aggregate of five million dollars ($5,000,000).

(ii) Such coverage(s) shall be purchased from a carrier or carriers having an A. M. Best rating of at least A- (A minus) and shall name BCM and HHMI as an additional insured on items (c) and (d) listed in Section 16.2.(i). LICENSEE shall provide to BCM copies of certificates of insurance within thirty (30) days after execution of this Agreement. Upon request by BCM, LICENSEE shall provide to BCM copies of said policies of insurance. It is the intention of the Parties hereto that LICENSEE shall, continuously and without interruption, maintain in force the required insurance coverages set forth in this Paragraph 16.2. Failure of LICENSEE to comply with this requirement shall constitute a default of LICENSEE allowing BCM, at its option, to immediately terminate this Agreement.

(iii) BCM reserves the right to request additional policies of insurance where appropriate and reasonable in light of LICENSEE’s business operations and availability of coverage.

16.3 DISCLAIMER OF WARRANTY. BCM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS OR MERCHANTABILITY, REGARDING OR WITH RESPECT TO THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS AND BCM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF THE PATENTABILITY OF THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS OR OF THE ENFORCEABILITY OF ANY PATENTS ISSUING THEREUPON, IF ANY, OR THAT THE SUBJECT TECHNOLOGY, PATENT RIGHTS OR LICENSED PRODUCTS ARE OR SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER RIGHTS OF THIRD PARTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONFERRING BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS UNDER ANY PATENTS

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OF BCM OTHER THAN THE PATENT RIGHTS, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE PATENT RIGHTS.

17. CONFIDENTIALITY

17.1 Scope. LICENSEE shall not, directly or indirectly, divulge or reveal to any person or entity the Confidential Information of BCM without BCM’s prior written consent or use such Confidential Information except as permitted hereunder. Employees, agents, consultants or subcontractors of LICENSEE shall be given access to the Confidential Information only on a legitimate “need to know” basis and after agreeing to be bound in writing to not divulge or reveal the Confidential Information. In addition, LICENSEE may disclose Confidential Information to potential and actual Sublicensees, collaborators and investors or others as reasonably needed to exercise its rights under this Agreement, provided in each case that such person or entity has executed a confidentiality and non-use agreement comparable to the terms set forth in this Section 17 with respect to Confidential Information. LICENSEE may also disclose Confidential Information to regulatory agencies as needed or useful in developing Licensed Products. The public disclosure with the permission of BCM of any one component of that which was identified as or constituted the Confidential Information of BCM shall not prevent the other components from retaining their status as Confidential Information and the property of BCM.

17.2 Court Order. LICENSEE may make disclosures of Confidential Information required by a Court Order, provided LICENSEE first gives a timely opportunity to BCM to participate in the proceeding to the extent that the proceeding permits such participation.

17.4 Confidentiality of Agreement. Unless otherwise provided for in this Agreement, the Parties agree that this Agreement and its terms are to be considered Confidential Information and shall be treated as such. Notwithstanding the foregoing, LICENSEE may disclose this Agreement (a) to LICENSEE’s existing or proposed financial investors and/or (b) to bona fide potential sublicensees, collaborators or acquirers; provided that in the case of each of (a) and (b), such investor or potential sublicensee, collaborator or acquirer has entered into a written confidentiality and non-use agreement no less restrictive than the terms set forth herein. In addition, LICENSEE (a) shall have the right to disclose this Agreement as required by any securities laws, regulations or stock exchanges, and (b) may disclose the existence of the relationship created by this Agreement. Notwithstanding the foregoing, BCM may disclose this Agreement and its terms to HHMI.

17.5 Confidentiality. BCM shall keep confidential, not disclose to any third party and not use for any purpose other than monitoring LICENSEE’s performance under this Agreement all reports, notices, documents and information provided to BCM by LICENSEE under this Agreement; provided, however, that BCM may include in its annual reports totals derived from information received from LICENSEE (without attribution to LICENSEE) that show revenues generated by the patents and patent applications licensed under this Agreement; and provided further that the non-disclosure and non-use obligations shall not apply to any information that (a) is or becomes part of the public domain other than by breach by BCM of this Section 17.5, or (b) is required to be disclosed by BCM pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency of competent jurisdiction or as otherwise required by law (provided that, in such case, BCM shall notify LICENSEE promptly upon receipt thereof and give LICENSEE sufficient advance notice to permit it to seek a protective order or other similar order with respect to such information). To the extent that it is reasonably necessary, BCM may disclose information it is otherwise obligated under this Section 17.5 not to disclose to (i) its employees and consultants on a need-to-know

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basis and on condition that such employees abide by the obligations set forth in this Section 17.5, (ii) HHMI, and (iii) in confidence, to its lawyers and accountants.

18. ADDITIONAL PROVISIONS

18.1 Use of BCM and HHMI Names. LICENSEE agrees that it shall not use in any way the name of “Baylor College of Medicine” or “Howard Hughes Medical Institute” or any logotypes or symbols associated with BCM or HHMI, respectively, or the names of any of the scientists or other researchers at BCM or HHMI without the prior written consent of BCM or HHMI, as the case may be. Notwithstanding the foregoing, once a use of BCM name has been approved, LICENSEE may make further substantially similar disclosures that include factual statement relating to the relationship of the Parties and the fact that LICENSEE is a licensee of the Patent Rights

18.2 Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, LICENSEE shall mark, and shall cause its Sublicensees to undertake to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.

18.3 BCM’s Disclaimers. Neither BCM, nor any of its faculty members, scientists, researchers, employees, students, officers, trustees or agents assume any responsibility for the manufacture, product specifications, sale or use of the Subject Technology, Patent Rights or Licensed Products which are manufactured by or sold by LICENSEE.

18.4 Independent Contractors. The Parties hereby acknowledge and agree that each is an independent contractor and that neither Party shall be considered to be the agent, representative, master or servant of the other Party for any purpose whatsoever, and that neither Party has any authority to enter into a contract, to assume any obligation or to give warranties or representations on behalf of the other Party. Nothing in this relationship shall be construed to create a relationship of joint venture, partnership, fiduciary or other similar relationship between the Parties.

18.5 Non-Waiver. The Parties covenant and agree that if a Party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if a Party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such Party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by a Party except by its written consent.

18.6 Reformation. The Parties hereby agree that neither Party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries, and that if any word, sentence, paragraph or clause or combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of the Parties hereto, in a final, unappealable order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the Parties hereto. In lieu of such inoperative words, sentences, paragraphs or clauses, or combination of clauses, there will be added automatically as part of this Agreement, a valid, enforceable and operative provision as close to the original language as may be possible which preserves the economic benefits to the Parties.

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18.7 Force Majeure. No liability hereunder shall result to a Party by reason of delay in performance caused by force majeure, that is circumstances beyond the reasonable control of the Party, including, without limitation, acts of God, fire, flood, war, terrorism, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

18.8 HHMI’s Third-Party Beneficiary Status. HHMI is not a party to this Agreement and has no liability to any licensee, Sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

18.9 Section and Paragraph Headings. The section and paragraph headings used in this Agreement are intended for purposes of reference and convenience only, and shall not factor into any interpretation of the Agreement.

18.10 Entire Agreement. The terms and conditions herein constitute the entire agreement between the Parties and shall supersede all previous agreements, whether electronic, oral or written, between the Parties hereto with respect to the subject matter hereof. No agreement of understanding bearing on this Agreement shall be binding upon either Party hereto unless it shall be in writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement. Electronic communication between the Parties shall not constitute an agreement of understanding, unless it is subsequently reduced to writing and signed by the duly authorized officer or representative of each of the Parties and shall expressly refer to this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below, but effective as of the Agreement Date.

LICENSEE		BAYLOR COLLEGE OF MEDICINE

Name:	/s/ Harry S. Palmin	Name:	/s/ Adam Kuspa
Title:	President & CEO		Adam Kuspa
Date:	4/3/14	Title:	Senior Vice President, Research
		Date:	4/4/14

01.12.2012 LICENSEE BLG # 05-078

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Appendix A

Royalty Report

BLG #:
Licensee:
Reporting Period:
Prepared By	Date:
Approved By	Date:

Please prepare a separate report for each product line. Then combine all product lines into a summary report.

Product Line Code (SKU): ____________________

Country	Units Sold	Exchange Rate	Total Billings (USD)	Gross Sales (USD)	Less Deductions* (USD)	Net Sales (USD)	Royalty Rate	Royalty Amount
USA
Canada
Europe:

Japan
Other:

Total								$
Net Royalty Payable (USD)								$
Sublicensing Revenue (USD)								$
Other Payments- Milestones, Minimum Royalties, Maintenance Fees (USD)								$

Total Payment Due (USD)								$

*	Deduction Description:

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APPENDIX B

FORM OF INVOICE

INVOICE

PLEASE NOTE CHANGE OF ADDRESS FOR ALL PAYMENTS

DATE

RE:	XXXXXXXXXXXXX Fee

BLG #

Dear:

Please let this letter serve as an INVOICE for the XXXXXXXXXX fee of $XXXX for the above-referenced technology, as stated in the License Agreement, between LICENSEE, Inc. and Baylor College of Medicine. Please include interest per paragraph 3.5 of the license agreement.

Please make the check payable to Baylor College of Medicine Please address payment to the address listed below and include BLG ref 05-078 on all payments.

Should you choose to send payment via wire; I have attached a copy of our wire transfer instructions for your convenience.

Baylor College of Medicine

Licensing Group

P.O. Box 301207

Dallas, TX 15303-1207

I appreciate your attention to this matter.

Best regards,

Nellie Villarreal

Administrative Coordinator

/nv

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ALL WIRE TRANSFER FEES ARE TO BE PAID BY THE SENDER

(NOT BAYLOR COLLEGE OF MEDICINE).

Wire Instructions (Incoming)

Company Information

Name of Company	Baylor College of Medicine

Address	One Baylor Plaza, M.S. BCM 203
Houston, TX 77030
Contact Person	Linda Zoleta

Phone	713-798-4323

BANK INFORMATION

Swift Code	CHASUS33 (International Wires)
ABA Transit Routing Number (for wires) 021000021
ABA Transit Routing Number (for ACH) 111000614

Name of Recipient Bank	JPMorgan Chase Bank

717 Travis, 8th Floor South
8-CBBS-302
Houston, TX 77002
Bank Contact	Lewis H. Gissel
Phone	713-216-0401

Account Number	30100015903

Further Credit to-	Baylor College of Medicine, General Acct.

Reference	Baylor Licensing Group—BLG# 05-078

PLEASE NOTE:

Once the money is wired, we need immediate notification (email and/or fax) to the attention of Nellie Villarreal of the date and amount that was wired. The email is blg@bcm.edu, and the fax number is 713-798-1252.

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APPENDIX C

PATENT RIGHTS

Application number	Title
US 13/386,549	Methods of Modulation of Branched Chain Acids and Uses thereof
BR 112012001465-0	Methods of Modulation of Branched Chain Acids and Uses thereof
EP 10803013.1	Methods of modulation of branched chain acids and uses thereof
PCT/US2010/43240	Methods of Modulation of Branched Chain Acids and Uses Thereof

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